UUUFor Immediate Release

From:

Ameritrans Capital Corporation

For more information contact:

Gary C. Granoff

(800) 214-1047

Ameritrans Announces New Audit Committee Member

New York, NY, August 4, 2006 – Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) today announced that Wesley Finch is the newest member of the Audit Committee of Ameritrans.  On July 24, 2006 Ameritrans received a letter from NASDAQ informing them that Ameritrans was not in compliance with the NASDAQ Marketplace Rules regarding audit committees.  The Board of Directors of Ameritrans immediately appointed Wesley Finch, an independent director, to the Ameritrans Audit Committee in order to comply with the NASDAQ Marketplace Rules requiring three members to its Audit Committee.  On July 27, 2006, the NASDAQ Listing Qualifications Department notified Ameritrans that it was in compliance with the NASDAQ Marketplace Rules.

Wesley Finch was elected to the Board of Directors of the Ameritrans in September 2002. Mr. Finch earned his bachelors degree in accounting from the Bernard M. Baruch School of the City College of New York, and is a non-practicing certified public accountant ..

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This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected.  Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management’s expectations on this date.